Exhibit 10.125

EXECUTIVE SEVERANCE AGREEMENT

This Executive Severance Agreement (the “Agreement”), dated as of February 27, 2009, is made and entered into by and between Paul Ross (“Executive”) and Meade Instruments Corp., a Delaware corporation (the “Company”).

RECITALS

A.                                   Executive has served as Senior Vice President - Finance and Chief Financial Officer of the Company.

B.                                     The terms and conditions of Executive’s employment with the Company are governed by an Employment Agreement, dated as of July 13, 2007 (the “Employment Agreement”), by and between the Company and Executive.

C.                                     The parties desire that the Employment Agreement be terminated effective as of April 1, 2009 (the “Separation Date”). Accordingly, Executive and the Company desire to enter into this Agreement to set forth in detail, among other things, the payments Executive is entitled to receive in connection with such termination from the Company.

NOW, THEREFORE, in consideration of the covenants undertaken in the Agreement, the Company and Executive agree as follows:

AGREEMENT

1.                                       Termination of Employment Agreement.  On the Separation Date, the Employment Agreement shall terminate; provided, however, that notwithstanding anything to the contrary in this Agreement, Sections 7 (Confidential Information), 8 (Inventions and Patents), 9 (Non-Competition), 10 (Non-Solicitation of Customers), 11 (Noninterference with Employees), 12 (Assistance in Patent Applications) and 13 (Indemnity) of the Employment Agreement, which are incorporated herein by reference, shall continue to apply in accordance with their terms.  Executive hereby resigns from any position he may have as a director or officer with the Company or any affiliate of the Company.

2.                                       Severance Payments.  In connection with the termination of the Employment Agreement and for his obligations to the Company under this Agreement, including, without limitation, the Non-Competition obligations set forth in the Employment Agreement, the Company hereby agrees to pay Executive on the Separation Date a lump sum cash payment equal to Two Hundred Sixty Thousand Dollars ($260,000) (the “Severance Payment”).

3.                                       Company Property.  Executive agrees to return all Company property to the Company on the Separation Date, including, without limitation, product samples or other Company equipment of a material nature, confidential company documentation, or any company records; provided, however, Executive can retain his office computer and related peripherals without any cost to Executive. Notwithstanding the above, the parties agree that the Company cell phone issued to Executive shall remain with and shall become the property of Executive, and Executive agrees to be responsible for all expenses and liabilities related thereto after the Separation Date.

4.                                       Executive Release.  In consideration of the terms of this Agreement as provided herein, except as to any obligations provided for or assumed in this Agreement Executive hereby waives and releases the Company, and each of its affiliated or related entities, partnerships, parent or subsidiary corporations, members, partners, stockholders, directors, officers, employees, attorneys, agents, predecessors, successors and assigns, and each and all of them (collectively referred to as the “Company Releasees”), from all claims, damages, agreements, charges of discrimination or complaints of any nature whatsoever, whether or not now known, suspected or claimed, matured or unmatured, fixed or contingent, which Executive or his successors-in-interest ever had, now has, or may claim to have against the Company Releasees, or any of them, whether directly or indirectly, by reason of any act, event or omission concerning any matter, cause or thing arising prior to the date of execution of this Agreement, including, without limiting the generality of the foregoing, any claims relating to or arising out of (i) Executive’s employment or the cessation of that employment; (ii) any agreement between Executive and any of the Company Releasees, including, without limitation, the Employment Agreement; (iii) any tort or tort-type claims; (iv) any federal, state or governmental constitution, statute, regulation or ordinance, including, but not limited to, Title VII of the Civil Rights of 1964, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act; (v) any claim for wages, salary, bonuses, partnership interests, profit sharing, and/or any other compensation or benefit; (vi) any impairment of Executive’s ability to obtain subsequent employment; or (vii) any permanent or temporary disability or loss of future earnings as a result of injury or disability arising from or associated with employment or the termination of the employment relationship with any of the Company Releasees. This release does not waive or release any claim Executive may have to unemployment or workers’ compensation benefits. This release includes a waiver of any rights Executive may have under Section 1542 of the California Civil Code, or any similar statute or law of any other state, regarding the waiver of unknown claims. Such Section 1542 provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Notwithstanding the provisions of such Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims, Executive understands and agrees that this Agreement is intended to include in its effect, without limitation, all claims, if any, which Executive may have and which Executive does not now know or suspect to exist in his favor against the Company Releasees, and this Agreement extinguishes any and all of those claims.

5.                                       Company Release.  As additional consideration to Executive, and except as to any obligations provided for or assumed in this Agreement, the Company hereby waives and releases Executive, and each of his attorneys, agents, predecessors, successors and assigns, and each and all of them (collectively referred to as the “Executive Releasees”), from all claims, damages, agreements, or complaints of any nature whatsoever, whether or not known, suspected or claimed, matured or unmatured, fixed or contingent, which the Company or its successors-in-interest ever had, now has, or may claim to have against the Executive Releasees, or any of them, whether directly or indirectly, by reason of any act, event or omission concerning any matter, cause or thing arising prior to the date of execution of this Agreement, including, without limiting the generality of the foregoing, any claims relating to or arising out of (i) Executive’s employment or the cessation of that employment; (ii) any agreement between Executive and any of the Company Releasees, including, without limitation, the Employment Agreement; (iii) any tort or tort-type claims; (iv) any claim for fraud, self-dealing, or similar claim; and (v) any federal, state or governmental constitution, statute, regulation or ordinance. This release includes a waiver of any rights the Company may have under Section 1542 of the California Civil Code (the language of which is set forth above in paragraph 4), or any similar statute or law of any other State, regarding the waiver of unknown claims. Notwithstanding the provisions of such Section 1542, and for the purpose of implementing a full and complete release and discharge of all claims, the Company understands and agrees that this Agreement is intended to include in its effect, without limitation, all claims, if any, which the Company may have and which the Company does not now know or suspect to exist in its favor against Executive Releasees, and this Agreement extinguishes any and all of those claims.

6.                                       Acknowledgement.  Executive represents that he has had an opportunity to discuss all aspects of this Agreement with his legal counsel, and understands all provisions of this Agreement and is voluntarily entering into its terms. Executive acknowledges that he has been advised in writing that he has the right to and may consult with an attorney before executing this Agreement, and acknowledges that he has had the opportunity to consult an attorney.

7.                                       Public Statements.  Executive agrees that he shall not directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages, either professionally or personally, the Company or its subsidiaries and affiliates, past and present, and each of them, as well as its and their directors, officers and employees, and each of them, and the Company agrees that it shall not directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages Executive, either professionally or personally.

8.                                       Indemnity.  The Company and Executive expressly acknowledge that the provisions of their Indemnity Agreement, and the provisions of the Employment Agreement set forth in paragraph 1 above, continue to apply to Executive and the Company. Accordingly, the Company covenants and agrees that so long as Executive shall be subject to any possible Proceeding (as defined below), the Company, subject to the terms hereof, shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers. In all D&O Insurance policies, Executive shall be provided the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. Notwithstanding anything in this Section 8, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided or the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit. For purposes of this Section 8, the term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that Executive is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement is to be provided under the Indemnity Agreement.

9.                                       Miscellaneous Provisions.

9.1.                              Personal Service.  This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive.

9.2.                              Successors.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

9.3.                              Modification.  This Agreement may not be amended or modified other than by a written agreement executed by an Executive Officer of the Company.

9.4.                              Complete Agreement.  This Agreement constitutes and contains the entire agreement and final understanding concerning Executive’s employment relationship with the Company and the other subject matters addressed herein and therein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof and thereof; provided, however, that notwithstanding anything to the contrary in this Agreement, Sections 7 (Confidential Information), 8 (Inventions and Patents), 9 (Non-Competition), 10 (Non-Solicitation of Customers), 11 (Noninterference with Employees), 12 (Assistance in Patent Applications) and 13 (Indemnity) of the Employment Agreement, which are incorporated herein by reference, shall continue to apply in accordance with their terms, and nothing herein or therein shall limit or otherwise modify the indemnification obligations of the Company in favor of Executive under the Company’s Certificate of Incorporation, Bylaws or the Indemnity Agreement. Except as contained in the foregoing proviso, any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party.

9.5.                              Litigation and Investigation Assistance.  Executive agrees to cooperate to the extent reasonably requested in the Company’s defense against any threatened or pending litigation or in any investigation or proceeding that relates to any events or actions which occurred during the term of Executive’s employment.  The Company shall reimburse Executive for all reasonable, out of pocket expenses incurred by Executive in fulfilling his obligations under this Section 9.5.

9.6.                              Severability.  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

9.7.                              Specific Performance.  It might be impossible to measure in money the damage to a party if another party breaches this Agreement. If any such failure occurs, the party damaged might not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or other appropriate relief, and the enforcement of other equitable remedies, against it to compel performance of this Agreement.

9.8.                              Choice of Law.  This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

9.9.                              Cooperation in Drafting.  Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

9.10.                        Counterparts.  This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

9.11.                        Arbitration.  As a material inducement to enter into this Agreement, to the fullest extent allowed by law, any controversy, claim or dispute between Executive and the Company will be submitted to final and binding arbitration before a single neutral arbitrator in Orange County, California for determination in accordance with the JAMS Employment Arbitration Rules, as the exclusive remedy for such controversy, claim or dispute. In any such arbitration, the parties may conduct discovery to the same extent as would be permitted in a court of law. The arbitrator shall issue a written decision, and shall have full authority to award all remedies which would be available in court. The Company shall pay the arbitrator’s fees and any JAMS administrative expenses. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, BOTH EXECUTIVE AND THE COMPANY GIVE UP ALL RIGHTS TO TRIAL BY JURY. This bilateral arbitration agreement is to be construed as broadly as is permissible under relevant law. In connection with any arbitration proceeding commenced hereby, the prevailing party shall be entitled to reimbursement of its reasonable attorney’s fees and costs.

9.12.                        Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.13.                        Waiver.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an Executive Officer of the Company. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

9.14.                        Expenses.  Each party shall bear their own legal expenses and costs in connection with the negotiation, preparation and execution of this Agreement. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party therein shall be entitled to recover its costs and reasonable attorney’s fees

9.15.                        Publicity.  To the extent the Company or Executive desire to publicly announce the existence of this Agreement, or the termination of Executive’s Employment Agreement, or as may be required by applicable law, both parties agree to not make any public announcement or disclosure without the other party’s prior written consent, such consent not to be unreasonably withheld.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

MEADE INSTRUMENTS CORP.

By:	/s/Steven G. Murdock
Steven G. Murdock
Chief Executive Officer

EXECUTIVE:

/s/Paul E. Ross
Paul E. Ross